Exhibit 23 (b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

September 8, 2006

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption “Experts” in the Amended Registration Statement (Form S-8/A) which registers for issuance 2,312,500 shares of Common Stock of InstaCare Corp. under the InstaCare Corp. “2004 Instacare Stock Option Plan” ,as amended, and to the incorporation by reference therein of our of our report dated March 30, 2006, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2005 with the US Securities and Exchange Commission.

Sincerely,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP